American Century Variable Portfolios, Inc.
                  Exhibit 77 P

Fund              Issuer           Ticker       Principal Amount (UPrincipal Amount (ForAmount Purchased (US$)
VP INTL           Shinsei Bank Ltd 8303.T          $ 2,186,775,217 231,000,000,000 JPY  $           834,950.54
VP CAPAP          Kinetic Concepts KCI               $ 540,000,000                      $           695,970.00
VP VALUE          Ameren Corp      AEE               $ 420,000,000                      $           865,200.00
Amount Purchased (ForTrade)Date    Price       Price-Foreign           Underwriter     Underwriting Spread    Currency Underwriting
   88,200,000 JPY     2/9/2004         $4.9699 525 JPY                    MSCO                      4.500%      JPY       $0.224
                     2/23/2004        $30.0000                            MERR                      6.000%      USD       $1.800
                     6/30/2004        $42.0000                            GSCO                      3.000%      USD       $1.260